Exhibit 5.1

[LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]

August 17, 2009

MeadWestvaco Corporation

11013 West Broad Street

Glen Allen, Virginia 23060

Ladies and Gentlemen:

At your request, we have examined the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by MeadWestvaco Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), that is automatically effective under the Act pursuant to Rule 462(e) promulgated thereunder, of an indeterminate amount of the Company’s debt securities (the “Debt Securities”) that may be issued in one or more series under the indenture dated April 2, 2002 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

We have examined and relied on originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate for the purposes of this opinion. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) each natural person signing any document reviewed by us had the legal capacity to do so; (d) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity; (e) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (f) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (g) a prospectus supplement will have been filed with the SEC describing the Debt Securities offered thereby; (h) a definitive purchase, underwriting or similar agreement with respect to any Debt Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (i) any Debt Securities that may be issued and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities will be issued in a form that complies with the Indenture and will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee; (j) all Securities will be issued and sold in compliance with applicable federal and state securities laws, including applicable provisions of “blue sky” laws, and in the manner stated in the Registration Statement and the applicable prospectus supplement; and (k) the organizational documents of the Company, each as amended to the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of the opinion rendered herein. We have also assumed the due authorization and valid execution and delivery of each of the Company and the other parties thereto to each of the Indenture, any supplemental indenture entered into in connection with the issuance of the Debt Securities, the Debt Securities and any definitive purchase or other similar agreement with respect to any Debt Securities offered (collectively, the “Transaction Documents”), and that the execution, delivery and performance of the Transaction Documents did not or will not, as applicable, (i) violate, conflict with or result in a breach of, or require any consent under, the charters, bylaws or equivalent organizational documents of any such party or the laws of the jurisdictions of organization or applicable laws with respect to such parties, (ii) violate any requirement or restriction imposed by any order, writ, judgment, injunction, decree, determination or award of any court or governmental body having jurisdiction over it or any of its assets or (iii) constitute a breach or violation of any agreement or instrument that is binding upon such parties, and we have assumed that each party (in the case of parties which are not natural persons) has been duly organized and is validly existing and in good standing under its jurisdiction of organization, that each such party has the legal capacity, power and authority (corporate or otherwise) to enter into, deliver and perform its obligations thereunder and that each of the Transaction Documents constitutes the valid and legally binding obligation of all such parties, enforceable against them in accordance with its terms. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, in each case as in effect on the date hereof.

Based upon the foregoing, and subject to the qualifications set forth in this letter, it is our opinion that, with respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the Indenture qualifies under the Trust Indenture Act of 1939, as amended, (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters, (v) any supplemental indenture in respect of such Offered Debt Securities has been duly executed and delivered by each party thereto, (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities, so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (vii) the Offered Debt Securities have been issued in a form that complies with, and have been duly executed and authenticated in accordance with, the provisions of the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor and as contemplated by the Registration Statement, including the prospectus contained therein and any applicable supplement to the prospectus, the Offered Debt Securities, when issued and sold in accordance with the Indenture, any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and legally binding obligations of the Company, entitled to the benefits of the Indenture under which the Offered Debt Securities will be issued and enforceable against the Company in accordance with their respective terms.

The opinion set forth above is subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law), (c) an implied covenant of good faith and fair dealing, (d) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars, (e) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States and (f) generally applicable laws that (i) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected, (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, (iv) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (v) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums upon acceleration and (vi) limit the waiver of rights under usury laws. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in any Debt Securities and their governing documents.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to references to us in the prospectus forming a part of the Registration Statement under the heading “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz